Exhibit 10.1

STOCK SURRENDER AGREEMENT

This STOCK SURRENDER AGREEMENT (the “Agreement”) dated as of May 11, 2015, by and among the individuals listed on Schedule A (each a “Shareholder” and collectively, “Shareholders”) and VAPE Holdings, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Shareholders are current officers, directors and/or employees of the Company;

WHEREAS, on January 6, 2015 and January 27, 2015, as applicable, the Shareholders were transferred an aggregate of 440,625 shares of common stock, par value $0.00001 per share (the “Common Stock”) pursuant to a settlement agreement with certain other shareholders of the Company;

WHEREAS, each Shareholder desires to surrender his legal right, title and interest in the number of shares of Common Stock set forth opposite his name on Schedule A hereto, which shares total 440,625 (the “Shares”) to the Company which will be held by the Company as treasury stock;

NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

1. Surrender of Shares. Subject to the terms and conditions of this Agreement, as of the date first above written, Shareholders hereby surrender all legal right, title and interest in the Shares to the Company to be held by the Company as treasury stock. The Shareholders shall receive no consideration for the surrendered Shares.

2. Further Assurances. After the date hereof, Shareholders agree to take any and all actions necessary to surrender the Shares to the Company.

3. Acknowledgements. The parties hereto acknowledge and agree that the intent and purpose of the transaction contemplated by this Agreement is not to hinder or defraud any creditor of Shareholders.

4. Entire Agreement: Amendments. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for and supersedes any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.

5. Notices. Any notices required or permitted to be given under this Agreement shall be in writing, signed by the party giving such notice and shall be deemed duly given when sent by registered or certified mail return receipt requested, to the other parties hereto at such parties address set forth on the signature page hereto or at such other address as such parties shall designate by similar notice to the other parties.

6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law or choice of law. Each Shareholders and the Company hereby agree that the state and federal courts located in Los Angeles, California, shall have exclusive jurisdiction and venue over all actions relating to this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

VAPE HOLDINGS, INC.

By:
Name:	Kyle Tracey
Title:	CEO

SHAREHOLDERS

Kyle Tracey

Benjamin Beaulieu

Joe Andreae

Schedule A

Shareholder	Number of Shares to be Transferred to the Company
Kyle Tracey	100,000
Benjamin Beaulieu	170,312
Joe Andreae	170,313
Total	440,625